Exhibit 23(b)
Consent of Independent Registered Public Accounting Firm

Flexible Solutions International, Inc.
Victoria, British Columbia

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated February 23, 2007, relating to the consolidated financial statements of Flexible Solutions International, Inc. for the years ended December 31, 2006 and 2005 which are contained in that Prospectus.

/s/ Cinnamon Jang Willoughby & Company Chartered Accountants

Burnaby, British Columbia
May 28, 2007